EXHIBIT 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ARTELO BIOSCIENCES, INC.

CONVERTIBLE PROMISSORY NOTE

$[●]	October 28, 2025

FOR VALUE RECEIVED, Artelo Biosciences, Inc., a Nevada corporation (the “Company”) promises to pay to [NAME] or his, her or its registered assigns (“Investor”), in lawful money of the United States of America, the principal sum of [●] Dollars ($[●]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 12.0% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) April 28, 2026 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof.

This Note is issued as part of a series of Notes pursuant to the Subscription Agreement. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Subscription Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. Accrued interest on this Note shall be payable, in arrears, on the Maturity Date.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note.

(a) Failure to Pay. The Company shall fail to pay the principal payment, plus any accrued and unpaid interest, on the Maturity Date;

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

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(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 2(b) or 2(c)) and at any time thereafter during the continuance of such Event of Default, the Note will no longer be convertible into Converted Shares (as defined below) and Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Section 2(b) or 2(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. Conversion.

(a) Voluntary Conversion at Investor’s Option. Investor has the right, at Investor’s option, at any time prior to payment in full of the principal amount of this Note, to convert, in whole or in part, all or any portion of the outstanding principal amount of this Note, together with the accrued and unpaid interest thereon, into fully paid and nonassessable shares of Common Stock, specifically into that number of shares of Common Stock (the “Converted Shares”) equal to the unpaid principal balance and any accrued interest of this Note divided by $3.40, subject to adjustment as provided in Section 5 hereof (the “Conversion Price”). Notwithstanding the foregoing or any other provision of this Note, the Company shall not effect the conversion of this Note, and the Investor shall not have the right to convert this Note, to the extent that after giving effect to such conversion such person (together with such person's affiliates) would beneficially own greater than 4.9% of the Company’s issued and outstanding shares of Common Stock after such conversion unless the Investor consents to a higher percentage, provided, however, that such higher percentage may not exceed 19.9%. By written notice to the Company, the Investor may reset such percentage limits to a higher, not to exceed 19.9%, or a lower percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to any conversion of this Note. Any increase in the beneficial ownership limitation, as described above, shall not be effective until the 61st day after the Holder delivers such notice to the Company.

(b) Conversion Pursuant to Section 4(a). Before Investor shall be entitled to convert this Note into shares of common stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate offices of the election to convert the same pursuant to Section 4(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted, together with all accrued and unpaid interest. The Company shall, as soon as practicable thereafter, issue and deliver to Investor a certificate or certificates, or evidence of the applicable book entry or entries, for the number of shares to which Investor shall be entitled upon such conversion, together with a replacement Note (if any principal amount remains outstanding following the conversion) and a check payable to Investor for any cash amounts payable as described in Section 4(c). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4(b) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

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(c) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of this Note such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of the entire outstanding principal and interest amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, the Company will use its reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes.

5. Adjustments. Prior to the Maturity Date, the Conversion Price shall be subject to adjustment from time to time as provided in this Section 5.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Conversion Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number of Shares purchasable at such price upon conversion, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief executive officer or chief financial officer of the Company.

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(c) Minimum Adjustment of Conversion Price. No adjustment of the Conversion Price shall be made in an amount of less than 1% of the Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Conversion Price.

(d) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Section 5 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 8(b) hereof, and the Company’s board of directors will make an appropriate adjustment in the Conversion Price so that the rights of the Investor shall be neither enhanced nor diminished by such event.

6. Representations and Warranties of Investor. By acceptance of this Note, Investor represents and warrants to the Company that Investor has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes valid and binding obligations of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

7. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Common Stock” shall mean the common stock of the Company.

“Conversion Price” shall have the meaning as defined in Section 4(a) hereof..

“Event of Default” shall have the meaning as defined in Section 2 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Maturity Date” shall have the meaning as defined in the introductory paragraph of this Note.

“Notes” shall mean the convertible promissory notes issued pursuant to the Note and Warrant Subscription Agreement, dated October 28, 2025, by the Company in the original aggregate principal amount of $769,110.16.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

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“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Subscription Agreement” shall mean the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Subscription Agreement) party thereto.

8. Miscellaneous.

(a) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor.

(b) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to Investor) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to Investor, to Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or, until such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of this Note for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of the Chief Executive Officer of the Company at Artelo Biosciences, Inc., 505 Lomas Santa Fe, Suite 160, Solana Beach, CA 92075 with a copy to: Wilson Sonsini Goodrich & Rosati, P.C., 12235 El Camino Real, San Diego, CA 92130, or at such other address as the Company shall have furnished to the Investor in writing.

Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(c) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(d) Default Rate; Usury. During any period after the Maturity Date in which a non- payment by the Company of amounts due on the Note has occurred and is continuing, or an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate of twenty percent (20%) per annum. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

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(f) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

(g) Restriction on Transferability. This Note and the rights and obligations hereunder may not be assigned by either the Investor or the Company without the prior written consent of the other party.

(h) Registration. The Company or its agent will keep books for the registration and registration of transfer of the Note. Subject to this section and any other restrictions on or conditions to transfer set forth in the Note, the Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Prior to registration of any such transfer, the Company shall treat the person in whose name the Note is registered as the owner and holder of the Note for all purposes, including payment of principal and interest, and the Company shall not be affected by notice to the contrary.

(i) Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W 9 or appropriate version of IRS Form W 8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by one of its officers thereunto duly authorized and issued pursuant to its terms.

ARTELO BIOSCIENCES, INC.

By:
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

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